Exhibit 10.153

NRC FORM 374

U.S. NUCLEAR REGULATORY COMMISSION

MATERIALS LICENSE

Pursuant to the Atomic Energy Act of 1954, as amended, the Energy Reorganization Act of 1974 (Public Law 93-438) and Title 10, Code of Federal Regulations, Chapter I, Parts 30, 31, 32, 33, 34, 35, 36, 39, 40, and 70, and in reliance on statements and representations heretofore made by the licensee, a license is hereby issued authorizing the licensee to receive acquire, possess and transfer byproduct, source, and special nuclear material designated below; to use such material for the purpose(s) and at the place(s) designated below; to deliver or transfer such material to persons authorized to receive it in accordance with the regulations of the applicable part(s). This license shall be deemed to contain the conditions specified in Section 183 of the Atomic Energy Act of 1954, as amended, and is subject to all applicable rules, regulations, and orders of the Nuclear Regulatory Commission now or hereafter in effect and to any conditions specified below.

Licensee
1. HiEnergy Technologies, Inc.
2. 1601 B Alton Parkway, Irvine, California 92606
3. License number 04-29234-01
4. Expiration date June 30, 2016
5. Docket No. 030-37298 Reference No.
6. Byproduct, source, and/or special nuclear material
A. Hydrogen-3
7. Chemical and/or physical form
A. Plated foil
8. Maximum amount that licensee may possess at any one time under this license
A.6 Curies total
9. Authorized use:
A. Research and Development only.

CONDITIONS
10. Licensed material may be used or stored at the licensee’s facilities located at temporary job sites anywhere in the United States where the U.S. Nuclear Regulatory Commission maintains jurisdiction for regulating licensed material, including areas of exclusive Federal jurisdiction within Agreement States.

If the jurisdiction status of a Federal facility within an Agreement State is unknown, the Licensee should contact the federal agency controlling the job site in question to determine whether the proposed job site is an area of exclusive Federal jurisdiction. Authorization for use of radioactive materials at job sites in Agreement States not under exclusive Federal jurisdiction shall be obtained from the appropriate state regulatory agency.

11. The Radiation Safety Officer for this license is Dr. Alexander Vaucher.

12. Licensed material shall only be used by, or under the supervision and in the physical presence of, individuals who have received the training described in application dated June 27, 2006.

13. In addition to the possession limits in Item 8, the licensee shall further restrict the possession of licensed material to quantities below the minimum limit specified in 10 CFR 30.35(d) for establishing decommissioning financial assurance.

14. The licensee shall conduct a physical inventory every 6 months, or at other intervals approved by the U.S. Nuclear Regulatory Commission, to account for all sources and/or devices received and possessed under the license. Records of inventories shall be maintained for 5 years from the date of each inventory and shall included the radionuclides, quantities, manufacturer’s name and model numbers, and the date of the inventory.

15. Plated foils containing licensed material shall not be opened or sources removed from the source holder by the licensee.

16. The licensee is authorized to transport licensed material in accordance with the provisions of 10 CFR Part 71, “Packaging and Transportation of Radioactive Material.”

17. Except as specifically provided otherwise in the license, the licensee shall conduct its program in accordance with the statements, representations, and procedures contained in the documents, including any enclosures, listed below. The U.S. Nuclear Regulatory Commissions regulations shall govern unless the statements, representation, and procedures in the licensee’s application and correspondence are more restrictive than the regulations.

FOR THE U.S. NUCLEAR REGULATORY COMMISSION

Date: June 30, 2006

	By:	/s/ Rachel S. Browder
Rachel S. Browder, Health Physicist Nuclear Materials Licensing Branch Region IV Arlington, Texas 76011